Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated __________ 2015 by and among Wins Finance Holdings Inc., a Cayman Islands exempted company (“Surviving Pubco”), the representative (the “Representative”), as representative of the former shareholders (the “Company Shareholders”) of Wins Finance Group Limited (the “Company”), and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Reorganization dated as of April 24, 2015 (“Merger Agreement”).

WHEREAS, Surviving Pubco, the Company and the Company Shareholders (which, with their Permitted Transferees (as defined), are collectively referred to herein as the “Owners”) have consummated transactions under the Merger Agreement pursuant to which the Company Shareholders have sold to Surviving Pubco all of the outstanding common shares of the Company owned by the Company Shareholders in exchange for certain consideration consisting of cash and a number of ordinary shares, par value $0.0001 per share, of Surviving Pubco (“Surviving Pubco Ordinary Shares”).

WHEREAS, pursuant to the Merger Agreement, Surviving Pubco is to be indemnified in certain respects by the Company Shareholders.

WHEREAS, the parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Merger Agreement.

The parties agree as follows:

1.             (a)          Concurrently with the execution hereof, each of the Company Shareholders (or Surviving Pubco, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, share certificates in the amounts set forth in Schedule A hereto issued in the name of such Company Shareholder representing a portion of the Surviving Pubco Ordinary Shares issued to such Company Shareholder pursuant to the Merger Agreement, together with two (2) assignments (separate from certificate) executed in blank by such Company Shareholder, with medallion signature guarantees. The Surviving Pubco Ordinary Shares represented by the share certificates so delivered by the Company Shareholders to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Agent shall maintain a separate account for each Company Shareholder, and, subsequent to any transfer permitted pursuant to Paragraph 1(d) hereof, for each Permitted Transferee for its respective portion of the Escrow Fund.

(b)          The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Surviving Pubco. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)          Except as herein provided, the Company Shareholders shall retain all of their rights as shareholders of Surviving Pubco with respect to the Surviving Pubco Ordinary Shares constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their Surviving Pubco Ordinary Shares included in the Escrow Fund.

(d)          During the Escrow Period, all dividends payable in cash, shares (except as provided in the following sentence) or other non-cash property with respect to the Surviving Pubco Ordinary Shares included in the Escrow Fund shall be paid to the Owners. Notwithstanding the foregoing, if after the date hereof, the number of outstanding Surviving Pubco Ordinary Shares is increased by a share dividend payable in Surviving Pubco Ordinary Shares, or by a split up of the Surviving Pubco Ordinary Shares, or other similar event, then all such Surviving Pubco Ordinary Shares issued in respect of the Surviving Pubco Ordinary Shares then comprising the Escrow Fund as a result of such action (“Dividend Shares”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Dividends Shares distributed thereon, if any.

(e)          During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Surviving Pubco Ordinary Shares in the Escrow Fund except (i) to a Permitted Transferee, (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (x) the members or shareholders of a Company Shareholder or their “Immediate Family” (as hereinafter defined); (y) an entity in which (A) a Company Shareholder and/or its members or shareholders beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a Company Shareholder and/or its members or shareholders are a general partner and in which such Company Shareholder and/or its members or shareholder’s beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by any Owner during his or her lifetime for the benefit of such Owner or for the exclusive benefit of the Owner’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to any Owner that is a natural person, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Company Shareholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from the certificate executed by the transferring Company Shareholder, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with two (2) assignments (separate from certificate) executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Surviving Pubco’s transfer agent the original share certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from the certificate executed by the transferring Company Shareholder, or a copy of the applicable court order, and shall request that Surviving Pubco issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Company Shareholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Surviving Pubco, the transferring Company Shareholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s Surviving Pubco Ordinary Shares included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2.             (a)          Surviving Pubco may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Representative, with a copy to the Escrow Agent, specifying (i) the provision contained in the Merger Agreement which it asserts has been breached or otherwise entitles Surviving Pubco to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim, and (iii) whether the Indemnification Claim results from a Third Party Claim against Surviving Pubco. Furthermore, if the Indemnification Claim results from a Third Party Claim, the Notice shall specify whether the Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance. Surviving Pubco also shall deliver to the Escrow Agent (with a copy to the Representative), immediately following delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Representative.

(b)          If the Representative shall give a notice to Surviving Pubco (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in Surviving Pubco’s certification) by the Representative of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, Surviving Pubco and the Representative shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Representative within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c)          If the Representative delivers a Counter Notice to Surviving Pubco and the Escrow Agent, Surviving Pubco and the Representative shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt in good faith to resolve the dispute with respect to which the Counter Notice was given. If Surviving Pubco and the Representative shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If Surviving Pubco and the Representative shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved in accordance with paragraph 2(d) below.

(d)          If Surviving Pubco and the Representative cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for resolution in accordance with Section 8.

(e)          As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of Surviving Pubco by settlement pursuant to paragraph 2(c) above, resulting in a dollar award to Surviving Pubco, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above, resulting in a dollar award to Surviving Pubco, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that Surviving Pubco and the Representative have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement; provided that, notwithstanding anything herein, no Indemnification Claim by Surviving Pubco shall become an Established Claim unless and until the aggregate amount of indemnification Losses exceeds (i) $2,000,000 (the “Deductible”), in which the entire amount of such Established Claim(s) shall be payable from the first dollar.

(f)           (i)          Promptly after an Indemnification Claim becomes an Established Claim, Surviving Pubco and the Representative shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Surviving Pubco, and the Escrow Agent promptly shall pay from the Escrow Fund to Surviving Pubco, a whole number of shares (as calculated pursuant to paragraph 2(f)(ii) below) representing the dollar amount (as rounded pursuant to paragraph 2(f)(ii) below) of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii)         Payment of an Established Claim shall be made from Escrow Shares on a pro rata basis in whole, not fractional, shares, as rounded pursuant to the following sentence, from the account maintained on behalf of each Owner. For purposes of each payment, (x) such shares shall be valued at the “Fair Market Value” (as defined below) and (y) to the extent that an Owner’s pro rata portion of an Established Claim which is payable after taking into account the Deductible results in a fractional number of Surviving Pubco Ordinary Shares, any fraction of such Surviving Pubco Ordinary Share that is less than one half of a share will be rounded down to the next whole share and any fraction of such Surviving Pubco Ordinary Share that is equal to or more than one half of a share will be rounded up to the next whole share. However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Surviving Pubco in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Surviving Pubco out of the Escrow Fund that number of Surviving Pubco Ordinary Shares necessary to satisfy each Established Claim (after taking into account the Deductible), as set out in the Joint Notice. Any dispute between Surviving Pubco and the Representative concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between Surviving Pubco and the Representative in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Surviving Pubco one or more share certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the share certificates and assignments, Surviving Pubco shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Surviving Pubco Ordinary Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any Surviving Pubco shares or otherwise. Surviving Pubco and the Representative shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the Surviving Pubco Ordinary Shares on Nasdaq for the thirty trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Release Date and (y) the Escrow Release Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined), as applicable.

(iii)          Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the Company Shareholders shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Company Shareholders shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Surviving Pubco in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the Owners.

3.             (a)         On the first Business Day after the Escrow Release Date, upon receipt of a joint notice, the Escrow Agent shall retain the number of shares in the Pending Claims Reserve and distribute and deliver to each Owner certificates representing any remaining Surviving Pubco Ordinary Shares then in such Owner’s account. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Surviving Pubco, would result in a payment to Surviving Pubco, the Escrow Agent shall retain in the Pending Claims Reserve that number of Surviving Pubco Ordinary Shares having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. Surviving Pubco and the Representative shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of Surviving Pubco Ordinary Shares to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, Surviving Pubco and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Surviving Pubco the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Surviving Pubco, Surviving Pubco and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)         As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Surviving Pubco Ordinary Shares in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

(c)         As used here, the “Escrow Release Date” shall mean, the earlier of (a) the 30th day after the date Surviving Pubco has filed with the SEC its Annual Report for the year ending December 31, 2016 and (b) March 31, 2017, the Escrow Agent shall release all Escrow Shares then remaining in escrow, less that portion of the Escrow Shares applied or reserved with respect to Escrow Claims. Any Escrow Shares that continue to be held after the Escrow Release Date with respect to any unresolved Escrow Claim shall be delivered to the Owners in the same proportions as originally deposited into escrow, promptly upon such resolution, subject to reduction, if any, for the indemnification obligation associated with such resolved Escrow Claim.

4.             The Escrow Agent, Surviving Pubco, and the Representative shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Surviving Pubco and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5.           (a)          The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)         The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)          The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Surviving Pubco or release of the Shares to the Owners, in each case, pursuant to the terms of this Agreement or, if a notice is disputed by Surviving Pubco or the Representative, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay, after the conditions for payment set forth herein have been met, to Surviving Pubco or the Owners, as applicable, the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)          The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(f), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)          The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by Surviving Pubco and the Representative. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(f)          The Escrow Agent shall be indemnified and held harmless by Surviving Pubco from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(g)          The Escrow Agent shall be entitled to reasonable compensation from Surviving Pubco for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Surviving Pubco for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)          From time to time on and after the date hereof, Surviving Pubco and the Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)          Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.             This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7.             This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by Surviving Pubco, the Escrow Agent, and a majority of the Company Shareholders.

8.             All disputes arising under this Agreement between Surviving Pubco and the Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be handled in accordance with Section 10.8 of the Merger Agreement.

9.             All notices and other communications under this Agreement shall be made in accordance with section 10.1 of the Merger Agreement to the respective parties as follows:

A.           If to Surviving Pubco to:

Wins Finance Holdings Inc.

B401, Chengjian Plaza, No. 18

Beitaipingzhunag

Haidian Distsrict, Beijing 100088, PR

Attention: Richard Xu
Telephone:
Telecopy:
E-mail:

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telephone: 212-818-8880

Telecopier No.: 212-818-8881

E-mail: dmiller@graubard.com

and

Robert H. Cohen

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Telephone: 212-547-5885

Telecopy: 212-547-5444

E-mail: rcohen@mwe.com

B.	If to the Representative or the Company Shareholders, to each at the address listed on Schedule A hereto with a copy to:

Robert H. Cohen

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Telephone: 212-547-5885

Telecopy: 212-547-5444

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind

Telephone: 212-845-3200
Telecopy: 212-509-5150

E-mail: mzimkind@continentalstock.com

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10.         (a)           If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted for resolution in accordance with Section 8 of this Agreement.

(b)           All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Surviving Pubco.

(c)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

[Signatures are on following page]

[Signature Page to Escrow Agreement]

WINS FINANCE HOLDINGS INC.

By: _______________________________
Name: ____________________________
Title: _____________________________

[REPRESENTATIVE]

By: _______________________________
Name: ____________________________
Title: _____________________________

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By: ______________________________
Name: ____________________________
Title: ____________________________

SCHEDULE A

ESCROW SHARES ALLOCATION

Name	Address	No. of Escrow Shares
Wits Global Limited
Appelo Limited
Glowing Assets Holdings Limited
Cosmic Expert Limited
Total